EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-111966, 333-81876, 333-103241 and 333-32225) of Digital Video Systems, Inc. and the incorporation by reference in the Registration Statements on Form S-8 (file Nos. 333-65598, 333-103243, and 333-39211) of Digital Video Systems, Inc. of our report dated March 29, 2004 relating to the financial statements and financial statement schedule included in this Annual Report on Form 10-K.

/s/ Burr, Pilger & Mayer LLP
Palo Alto, California
April 13, 2004